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                        CONSENT OF NOMINEE FOR DIRECTOR



         The undersigned nominee for director hereby consents to the disclosure under the caption "Management" in the Avis Rent A Car, Inc. Registration Statement on Form S-1 that the undersigned will be nominated and elected as a director of Avis Rent A car, Inc. upon consummation of the offering of common stock as contemplated in the Registration Statement.

/s/  Leonard Coleman                                 Dated:  August 2, 1997
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Leonard Coleman